Exhibit 10.37

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “Amendment”) is made as of the 20th day of November, 2003, by and between FV OFFICE PARTNERS, L.P., a Delaware limited partnership (“Landlord”) and INTERNET CAPITAL GROUP OPERATIONS, INC, a Delaware corporation (“Tenant”).

WITNESSETH THAT:

WHEREAS, Landlord leases certain premises (the “Premises”) at Chesterbrook Corporate Center® in the building located at 690 Lee Road, Wayne, Pennsylvania (the “Building”) to Tenant pursuant to that certain Lease dated June 30, 2003 (the “Lease”).

WHEREAS, subsequent to the execution of the Lease Tenant requested the Premises be enlarged by approximately 275 rentable square feet (the “Build Out Space”) and Landlord is agreeable to Tenant’s request.

WHEREAS, Landlord and Tenant have agreed to modify the Lease as hereinafter set forth in order to incorporate the Build Out Space under the terms and conditions of the Lease;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, and intending to be legally bound, the parties amend the Lease as follows:

1. Landlord has completed the build out of the Build Out Space as part of the Premises. The date upon which the Build Out Space became available for Tenant’s occupancy was November 7, 2003.

2. Effective November 7, 2003: (i) the Tenant’s Proportionate Share shall be increased from 9.67% to 10.213%; (ii) for calculation purposes under the Lease the amount of rentable square feet in the Premises shall be deemed to be approximately 7,475; (iii) the Build Out Space shall be deemed part of the Premises as such term is utilized for all purposes under the Lease; and (iv) all calculations of Fixed Rent and other sums due under the Lease shall be proportionately increased to reflect the aforementioned increase in the size of the Premises resulting from the addition of the Build Out Space.

3. Tenant represents and warrants to Landlord that it has not employed, dealt with or negotiated with any broker or agent other than Fox Realty Co. in connection with this Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys fees, to which Landlord may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any other broker or agent with respect to the Build Out Space.

4. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.

5. The individual signing below on behalf of the Tenant represents that s/he has the authority and power to bind the Tenant.

6. The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

7. All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.

8. In the event any of the terms of this Amendment are inconsistent with the terms of the Lease the terms of this Amendment shall take precedence.

9. All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment.

10. Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.

11. All exhibits referred to in this Amendment are attached hereto and made a part hereof.

IN WITNESS WHEREOF, Landlord and Tenant have signed and delivered this First Amendment to Lease the day and year first above written.

Landlord:		Tenant:

FV OFFICE PARTNERS, L.P., a Delaware limited partnership		INTERNET CAPITAL GROUP OPERATIONS, INC., a Delaware corporation

By:	FVGP, L.L.C., a Pennsylvania limited liability company, General Partner	By:	/s/ Suzanne Niemeyer Name: Suzanne Niemeyer
Title: Managing Director

By:	/s/ Robert G. Lee

Robert G. Lee a Member